Exhibit 99.1

Venus Concept Announces Completion of $6.72 Million Private Placement Financing

TORONTO, November 18, 2022, (GLOBE NEWSWIRE) - Venus Concept Inc. (“Venus Concept” or the “Company”) (NASDAQ: VERO), a global medical aesthetic technology leader, today announced that it has completed a non-brokered private placement (the “Private Placement”) of convertible preferred stock (the “Preferred Shares”) and common stock (the “Common Shares”) of the Company. Pursuant to the Private Placement, an aggregate of 3,185,000 Preferred Shares and 1,750,000 Common Shares were issued, resulting in aggregate gross proceeds to the Company of $6.72 million before offering expenses, which will be used for working capital and general corporate purposes.

The Common Shares were issued at a price of $0.20 per share, and the Preferred Shares were issued at $2.00 per share. Each Preferred Share is convertible into 10 Common Shares (i) at the option of the holder or (ii) at the option of the Company within 30 days following the earlier of (a) the 30-trading day VWAP of the Common Shares exceeding $1.25 or (b) the Company reporting two consecutive fiscal quarters of positive free cash flow.

The Preferred Shares portion of the financing was led by the Company’s existing investors: EW Healthcare Partners, Masters Special Situations, LLC and its affiliates, and HealthQuest Capital. The Common Shares portion of the financing was led by Rajiv De Silva, Chief Executive Officer of Venus Concept, Dr. Hemanth Varghese, President & Chief Business Officer of Venus Concept, and Dr. S. Tyler Hollmig, an independent director of Venus Concept.

“We appreciate the continued support from our existing investors who participated in this capital raise,” said Rajiv De Silva, Chief Executive Officer of Venus Concept. “This financing provides Venus Concept with additional capital to advance our operating initiatives, key R&D priorities and the ongoing comprehensive assessment of the Company, which is currently underway. This assessment is focused on achieving a profitable and sustainable growth profile for the Company. We expect to commence implementation of the transformation plan resulting from the assessment during the first quarter of 2023. We intend to update the investment community on our progress as part of our fourth quarter earnings call in March 2023.”

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and will be sold in a private placement pursuant to Section 4(a)(2) and/or Regulation D of the Securities Act. The securities may not be offered or sold in the United States absent registration or pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. The Company has agreed to file a registration statement covering the resale of the Common Shares acquired by the investors in the private placement, including the Common Shares issuable upon conversion of the Preferred Shares.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

About Venus Concept

Venus Concept is an innovative global medical aesthetic technology leader with a broad product portfolio of minimally invasive and non-invasive medical aesthetic and hair restoration technologies and reach in over 60 countries and 16 direct markets. Venus Concept’s product portfolio consists of aesthetic device platforms, including Venus Versa, Venus Legacy, Venus Velocity, Venus Fiore, Venus Viva, Venus Glow, Venus Bliss, Venus BlissMAX, Venus Epileve and Venus Viva MD. Venus Concept’s hair restoration systems include NeoGraft® and the ARTAS iX® Robotic Hair Restoration system. Venus Concept has been backed by leading healthcare industry growth equity investors including EW Healthcare Partners (formerly Essex Woodlands), HealthQuest Capital, Longitude Capital Management, Aperture Venture Partners, and Masters Special Situations.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. In some cases, you can identify these statements by words such as such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements include, but are not limited to, statements about our financial performance; the growth in demand for our systems and other products; and general economic conditions, including the global economic impact of COVID-19, and involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about our business and the industry in which the Company operates and management's beliefs and assumptions and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this communication may turn out to be inaccurate. Factors that could materially affect our business operations and financial performance and condition include, but are not limited to, those risks and uncertainties described under Part II Item 1A—“Risk Factors” in our Quarterly Reports on Form 10-Q and Part I Item 1A—“Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to us as of the date of this communication. Unless required by law, the Company does not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

Investor Relations Contact:

ICR Westwicke on behalf of Venus Concept:
Mike Piccinino, CFA
VenusConceptIR@westwicke.com